Exhibit 10.2

Execution version

AMENDMENT AGREEMENT NO. 1

dated 5 July 2021

in respect of

BOND TERMS

dated 5 January 2021

between, amongst others,

SOLIS BOND COMPANY DESIGNATED ACTIVITY COMPANY

as Issuer

and

NORDIC TRUSTEE AS

as Bond Trustee

on behalf of the Bondholders

in the bond issue

Solis Bond Company Designated Activity Company FRN Senior Secured EUR 200,000,000
Green Bonds 2021/2024

ISIN NO 001 0914914

TABLE OF CONTENTS

1.	BACKGROUND	3

2.	DEFINITIONS AND INTERPRETATION	3

3.	AMENDMENT DATE	4

4.	AMENDMENTS TO THE BOND TERMS	4

5.	FEES, COSTS AND EXPENSES	5

6.	REPRESENTATIONS	5

7.	CONTINUITY AND FURTHER ASSURANCE	5

8.	MISCELLANEOUS	6

9.	GOVERNING LAW AND JURISDICTION	6

Schedule 1 Conditions Precedent		8

THIS AMENDMENT AGREEMENT no. 1 (the "Agreement") is made on 5 July 2021 by and between:

(1)	SOLIS BOND COMPANY DESIGNATED ACTIVITY COMPANY, a company existing under the laws of Ireland with registered office address at Suite 11, Plaza 212, Blanchardstown Corporate Park 2, D15 PK64, Dublin and company registration number 679734, as issuer (the "Issuer");

(2)	ALTERNUS ENERGY GROUP PLC, a public limited company incorporated under the laws of Ireland having its registered office address at Suite 11, Plaza 212, Blanchardstown Corporate Park 2, D15 PK64, Dublin, with company number 642708 (the "Parent"); and

(3)	NORDIC TRUSTEE AS, Norwegian registration no. 963 342 624, with registered offices at Kronprinsesse Märthas plass 1, N-0160 Oslo, Norway as bond trustee on behalf of the Bondholders (the "Bond Trustee").

1.	BACKGROUND

(A)	Pursuant to the bond terms dated 5 January 2021 (the "Bond Terms"), made between the Issuer as issuer and the Bond Trustee as bond trustee for the Bondholders, the Issuer has issued a series of bonds (with ISIN NO 0010914914) in an aggregate maximum amount equal to EUR 110,000,000 (together the "Bonds") subject to the terms and conditions of the Bond Terms.

(B)	On 4 June 2021 the Bond Trustee issued a notice of written bondholders' resolutions in which the Issuer put forward to the Bondholders a proposal to make certain amendments to the Bond Terms (the "Written Resolutions Request"). The Written Resolutions Request was approved and resolved on 21 June 2021.

(C)	This Agreement sets out the amendments to the Bond Terms as approved by the Bondholders pursuant to the approved and resolved Written Resolutions Request.

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

2.	DEFINITIONS AND INTERPRETATION

2.1	Definitions

Terms and expressions defined in the Bond Terms shall have the meaning assigned to them therein when used in this Agreement (including in the preamble) unless otherwise specifically defined or expressed herein. In addition:

"Effective Date" means the date on which the Bond Trustee is satisfied that all conditions precedent set out in Schedule 1 (Conditions Precedent) have been met or waived. The Bond Trustee shall notify the Issuer upon being so satisfied.

"Party" means a party to this Agreement.

2.2	Construction

The provisions of Clause 1.2 (Construction) of the Bond Terms apply to this Agreement as if they were set out herein in their entirety.

SECTION 2

AMENDMENTS

3.	AMENDMENT DATE

(a)	Subject to satisfaction or waiver of the conditions precedent set out in Schedule 1 (Conditions Precedent), which shall be in form and with content satisfactory to the Bond Trustee, the Parties agree that on and with effect from the Effective Date the Bond Terms shall be amended as set out in Clause 4 (Amendments to the Bond Terms).

(b)	Furthermore, with effect from the Effective Date, references in the Bond Terms to "this Bond Terms", "hereof", "hereby", "hereto", and the like and references to the "Bond Terms" in any other Finance Document shall be construed as references to the Bond Terms as amended by this Agreement.

4.	AMENDMENTS TO THE BOND TERMS

4.1	The following definition in Clause 1.1 (Definitions) of the Bond Terms shall be amended to read:

"Longstop Date" means 6 October 2021.

4.2	The following definition shall be added to Clause 1.1 (Definitions) of the Bond Terms:

"Amendment Agreement no. 1" means an amendment agreement no. 1 to these Bond Terms dated 5 July 2021, entered into between the Issuer as Issuer and the Bond Trustee as bond trustee.

4.3	Clause 10.5 (Mandatory early redemption at the Longstop Date) of the Bond Terms shall be amended to read:

10.5            Mandatory early redemption at the Longstop Date

In the event that the conditions precedent set out in Clause 6.1 (Conditions precedent for disbursement to the Issuer) have not been fulfilled within the Longstop Date, any remaining amount standing to the credit of the Escrow Account shall:

(a)	in case such remaining amount is less than EUR 7,500,000, at the request of the Issuer be released to the Issuer for general corporate purposes; or

(b)	in case such remaining amount is EUR 7,500,000 or higher, no later than on the Longstop Repayment Date, be used to redeem all of the Outstanding Bonds at a price equal to 102 per cent. of the Nominal Amount (plus accrued and unpaid interest thereon), and the Bond Trustee shall be authorised to either (i) release amounts pursuant to (a) above or (as applicable) (ii) take all necessary measures to effectuate redemption pursuant to (b) above and return such remaining proceeds to the Bondholders applying the funds deposited on the Escrow Account for such redemption (on a pro rata basis to the Bondholders in accordance with the applicable regulations of the CSD).

SECTION 3

MISCELLANEOUS

5.	FEES, COSTS AND EXPENSES

5.1	Amendment Fee

The Issuer shall no later than 5 July 2021 pay to the Bond Trustee (for further distribution to the Bondholders on a pro rata basis) a one-time amendment fee (the "Amendment Fee") in the amount of EUR 550,000.

5.2	Transaction expenses

The Issuer shall promptly on demand pay the Bond Trustee the amount of all costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation, printing, execution, perfection, amendment, enforcement and preservation of this Agreement and any other documents referred to in this Agreement.

5.3	Non-recoverable costs

The costs and expenses specified in this Clause 5.3 (Fees, costs and expenses) shall be payable by the Issuer in any event and shall under no circumstances be recoverable. The Issuer's obligation to pay any costs and expenses hereunder shall survive the termination date of the Bonds and of this Agreement.

6.	REPRESENTATIONS

6.1	Representations and warranties

(a)	The Issuer hereby represents and warrants to the Bond Trustee that as of the date of this Agreement all representations and warranties set out in Clause 7 (Representations and warranties) of the Bond Terms are true in all material respects.

(b)	The representations and warranties are deemed to be repeated on the Effective Date, with reference to the facts and circumstances then existing.

(c)	The Issuer acknowledges that the Bond Trustee has entered into this Agreement in full reliance on the representations and warranties made by it pursuant to this Clause 6.

7.	CONTINUITY AND FURTHER ASSURANCE

7.1	Continuing obligations

The Issuer confirms that, notwithstanding the amendments effected by this Agreement each Finance Document (save for the amendments described above and/or any other amendment agreement) to which it is a party shall continue in full force and effect and shall extend to the liabilities and the obligations of the Issuer, under the Bond Terms as amended by this Agreement and all other Finance Documents.

7.2	Security confirmation

In consideration for the entry into this Agreement, each of the Issuer and the Parent confirms, acknowledges and agrees that the Security created or purporting to be created by it (and in the case of the Issuer) each other Obligor under any Transaction Security Documents shall, save as amended by this Agreement, continue in full force and effect as continuing security and extend to and secure all the liabilities and obligations of the Issuer under the Bond Terms (including, for the avoidance of doubt, any such liabilities and obligations as amended by the terms of this Agreement).

8.	MISCELLANEOUS

8.1	Finance Document

This Agreement is a Finance Document for the purpose of the Bond Terms.

8.2	Effective Date

If the Effective Date has not occurred on or prior to 5 July 2021, this Agreement shall terminate and no amendments pursuant to this Agreement will come into effect.

8.3	Incorporation of terms

The provisions of Clause 18.3 (Notices, contact information) of the Bond Terms shall apply correspondingly to this Agreement.

SECTION 4

GOVERNING LAW AND ENFORCEMENT

9.	GOVERNING LAW AND JURISDICTION

9.1	Governing law

This Agreement and any dispute arising out of or in connection with it, shall be governed by, and construed in accordance with Norwegian law.

9.2	Jurisdiction

(a)	The courts of Norway, with Oslo district court (Nw. Oslo tingrett) have jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement a "Dispute").

(b)	The Parties agree that the courts of Norway are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 9.2 (Jurisdiction) is for the benefit of the Bond Trustee only. As a result, the Bond Trustee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bond Trustee may take concurrent proceedings in any number of jurisdictions.

9.3	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Issuer:

(i)	irrevocably appoints Advokatfirmaet Thommessen AS as its agent for service of process in relation to any proceedings in connection with this Agreement; and

(ii)	agrees that failure by an agent for service of process to notify the Issuer of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Issuer must immediately (and in any event within ten (10) Business Days of such event taking place) appoint another agent on terms acceptable to the Bond Trustee. Failing this, the Bond Trustee may appoint another agent for this purpose.

[Signature page to follow]

Schedule 1

Conditions Precedent

1.	The Issuer and the Parent

(a)	A copy of the constitutional documents of the Issuer and the Parent.

(b)	A copy of a resolution of the board of directors of the Issuer and the Parent:

(i)	approving the terms of, and the transactions contemplated by, the Agreement and the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	An original Power of Attorney granted by the Issuer and the Parent (as applicable).

(d)	If applicable, a copy of a resolution signed by all the holders of the issued shares in the Issuer or a resolution of the board of directors of the holder of the issued shares in the Issuer, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Issuer is a party.

(e)	A copy of a certificate from a director of each of the Issuer and the Parent confirming that each copy document relating to it set out in this Schedule 1 is correct, complete and in full force and effect as at the Effective Date and including a specimen signature of each person authorised by the resolutions referred to in paragraph (b) above.

2.	Finance Documents

(a)	This Agreement duly executed by the parties hereto and any other agreement required for the implementation of the amendments, duly executed by the parties thereto.

3.	Other documents and evidence

(a)	Evidence that the Proposal (as defined in the Written Resolutions Request) having been duly approved by the necessary 2/3 majority of Voting Bonds.

(b)	No Event of Default having occurred and being continuing.

(c)	The Amendment Fee having been paid.

4.	Legal opinion

The delivery to the Bond Trustee of any legal opinions as may be reasonably required by the Bond Trustee in relation to the implementation of the Proposal and confirming the due execution by the Issuer of the Agreement and any other Finance Document.

SIGNATURE PAGE

Signed as lawfully appointed attorney for and on behalf of

SOLIS BOND COMPANY DESIGNATED ACTIVITY COMPANY

(as Issuer)

By:	/s/ Vincent Browne
Name:	Vincent Browne
Title:	Director

Signed as lawfully appointed attorney for and on behalf of

Alternus enegy group plc

(as Parent)

By:	/s/ Vincent Browne
Name:	Vincent Browne
Title:	Director

For and on behalf of

NORDIC TRUSTEE AS

(as Pledgee)

By:	/s/ Ellen Soiland
Name:	Ellen Soiland
Title:	Authorized Signatory